UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  May 20, 2024

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of the Registrant recommended an increase in the annual base salary for Cindy Ferguson, the Registrant’s Vice President and Chief Financial Officer, from $375,000 to $430,000, and the Board of Directors of the Registrant approved such annual base salary increase effective May 27, 2024. In addition, the Committee approved the grant of an equity award under the Atrion Corporation 2021 Equity Incentive Plan to David A. Battat, the Registrant’s President and Chief Executive Officer, in the form of performance-based stock units (“PSUs”) with a grant date value of $600,000.

The PSUs are subject to performance-vesting conditions based on achievement of performance goals measured over a three-year period and other terms and conditions of a Performance Stock Unit Award Agreement. The form of Performance Stock Unit Award Agreement will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q  for the quarter ending June 30, 2024.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2024, the Registrant held its 2024 annual meeting of stockholders (the “Annual Meeting”), at which stockholders approved an amendment (the “Amendment”) of the Registrant’s Certificate of Incorporation to provide for exculpation of officers as permitted by the Delaware General Corporation Law. The Amendment became effective immediately upon filing with the Secretary of State of the State of Delaware on May 21, 2024. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders voted as set forth below on t following matters:

1.            Election of Directors. The nominee listed below was elected to serve as a director until the 2027 annual meeting of stockholders and until his successors is duly elected and qualified, based on the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Preston G. Athey	1,274,471	111,925	7,204	131,035

2.           Amendment of the Registrant’s Certificate of Incorporation. The amendment of the Registrant’s Certificate of Incorporation to provide for exculpation of officers as permitted by the Delaware General Corporation Law was approved as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,151,094	239,399	3,107	131,035

3.           Ratification of Appointment of Independent Registered Public Accounting Firm. The Registrant’s stockholders ratified the appointment of Grant Thornton LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2024, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,514,937	5,718	3,980	0

4.          Advisory Vote to Approve Executive Officer Compensation. The Registrant’s stockholders approved, on an advisory basis, the compensation of the Registrant's executive officers, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,360,096	24,212	9,292	131,095

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Index.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: May 24, 2024	By:	/s/ Cindy Ferguson
Cindy Ferguson Vice President and Chief Financial Officer, Secretary, and Treasurer